UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

                                                                                    Proxy Statement Pursuant to Section 14(a)
                                                                                       of the Securities Exchange Act of 1934

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                                                                 RF Micro Devices, Inc.
                                                                      (Name of Registrant as Specified In Its Charter)

                                                                             (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RF Micro Devices, Inc. ("RFMD") sent the following communication to RFMD employees in connection with RFMD's Annual Meeting of Shareholders, scheduled to be held on August 2, 2005 (the "Annual Meeting"), regarding the proposed Option Exchange Program. A discussion of the proposed Option Exchange Program, as currently proposed for approval at the Annual Meeting, can be found by reference to Proposal No. 2 in RFMD's 2005 Notice of Annual Meeting and Definitive Proxy Statement, filed with the Securities and Exchange Commission on June 14, 2005.

Date:               June 29, 2005

To:                  RFMD Employees

From:              Bob Bruggeworth, President and CEO

Subj:                Option Exchange Program: Your Vote Counts-Please Remember To Vote

As you are aware, the RF Micro Devices' Board of Directors has approved a stock option exchange program for RFMD eligible employees, subject to shareholder approval of the program at our 2005 Annual Meeting scheduled for August 2, 2005.

If you are an RFMD shareholder, I encourage you to take the opportunity to vote on the Option Exchange Program and other items being submitted for shareholder approval by returning your proxy as soon as possible after you receive it in the mail. All of the items being submitted for shareholder approval are described in our proxy materials available on the SEC's website at www.sec.gov.

RFMD's proposed Option Exchange Program is a voluntary program that will be available to eligible employees. RFMD's five most highly compensated officers and Board members will not be eligible to participate in the Option Exchange Program. For more information about our proposed Option Exchange Program, please refer to the materials that we have filed with the SEC by visiting their website at www.sec.gov. Due to SEC regulations regarding disclosure of communications pertaining to the Option Exchange Program, additional employee questions about the program should be directed to RFMD's treasury department by email to "Option Exchange Coordinator" (OEC@rfmd.com) or by phone to Extension 5750 (336-678-5750).

Let me again reiterate the importance of your vote. In the event that shareholders do not approve the Option Exchange Program, the proposed Option Exchange Program will be terminated and no eligible options will be exchanged. If you are a shareholder, please remember to vote by returning your proxy. Your vote counts!

Thank you for your continued efforts to grow the value of our Company.

Sincerely,

Bob Bruggeworth
President and CEO

Please be aware that this communication does not constitute an offer of any securities for sale or the solicitation of an offer to buy any securities, nor will there be any such offer or solicitation in any state or country where such offer or solicitation is not permitted. The proxy statement contains important information regarding the anticipated voluntary employee stock option exchange program (the "Option Exchange Program") by RFMD and should be read carefully by shareholders prior to voting on or participating in the Option Exchange Program. RFMD has not yet commenced the Option Exchange Program and must receive shareholder approval for the Option Exchange Program at RFMD's 2005 Annual Meeting of shareowners before such Option Exchange Program may be completed.  RFMD's Board of Directors reserves the right to amend, postpone or terminate the proposed Option Exchange Program prior to the end of the exchange offer period. If and at the time the Option Exchange Program is commenced, RFMD will provide optionholders who are eligible to participate in the Option Exchange Program with written materials explaining the precise terms and timing of the Option Exchange Program.  Persons who are eligible to participate in the Option Exchange Program should read these written materials carefully when they become available because they will contain important information about the Option Exchange Program, including certain risks associated with the Option Exchange Program.  Upon the commencement of the Option Exchange Program, RFMD will also file the written materials relating to the Option Exchange Program with the Securities and Exchange Commission as part of a tender offer statement.  Copies of these written materials and other documents filed by RFMD with the Securities and Exchange Commission will be available free of charge from the Securities and Exchange Commission's website at www.sec.gov.